EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of July     , 2007 (the “Agreement”) among Grill Concepts, Inc., a Delaware corporation (the “Company”), the Investors (as herein defined), Oppenheimer & Co. Inc., as senior placement agent (“Oppenheimer”), and Roth Capital Partners, LLC, as co-placement agent (together with Oppenheimer, the “Placement Agents”, and collectively, with Oppenheimer and the Investors, the “Stockholders”).

The Company has agreed to issue and sell, and the Selling Stockholder (as defined in the Subscription Agreements) has agreed to sell (the “Offering”), to the Investors upon the terms set forth in the Subscription Agreements (as defined below) (i) shares of Common Stock (as defined below) of the Company and (ii) Warrants (as defined below) to purchase shares of Common Stock of the Company. In connection with such Offering, the Company also agreed to issue warrants to purchase shares of Common Stock to the Placement Agents as part of their commissions. The Company and the Stockholders deem it to be in their respective best interests to set forth their rights in connection with public offerings and sales of the Common Stock and are entering into this Agreement as a condition to and in connection with the Investors entering into the Subscription Agreements.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Stockholders hereby agree as follows:

Section 1. Definitions.

As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that (a) directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, (b) is an officer, director, general partner, trustee or manager of such Person, or of a Person described in clause (a) of this sentence, or (c) is a Relative of such specified Person or of an individual described in clause (a) or (b) of this sentence. As used in this definition, “Relative” means with respect to any individual, (i) such individual’s spouse, (ii) any direct descendent, parent, grandparent, great grandparent or sibling (in each case, whether by blood or adoption) of such individual or such individual’s spouse, and (iii) any spouse of a Person described in clause (ii) of this sentence.

“Business Day” means any day other than a Saturday or Sunday or any day on which banks in the State of New York are required or authorized to be closed.

“Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

“Closing Date” has the meaning set forth in the Subscription Agreements.

“Common Stock” means the common stock, $0.00004 par value per share, of the Company.

“Deemed Underwriter Inspectors” shall have the meaning set forth in Section 3(s).

“Effective Date” shall have the meaning set forth in Section 2(a).

“Effectiveness Date” means, with respect to the Registration Statement required to be filed pursuant to Section 2 hereunder, the earlier of (a) the 90th calendar day following the date hereof (or 120th calendar day following the date hereof in the event of a full review by the Commission) and (b) the fifth (5th) Business Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Electing Holder” shall have the meaning set forth in Section 3(a).

“Electing Holder Questionnaire” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Filing Date” means, with respect to the Registration Statement required to be filed pursuant to Section 2 hereunder, the earlier of (i) the date on which the Registration Statement is deemed to be filed initially with the Commission and (ii) the 30th calendar day following the date hereof.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.

“Investors” means the holders of Restricted Shares identified on Annex I hereto and includes any successor to, or assignee or transferee of, any such Person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Permitted Free Writing Prospectus” shall have the meaning set forth in Section 6.

“Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

“Placement Agents” has the meaning set forth in the Preamble to this Agreement.

“Placement Agent Warrants” means the warrants to purchase 84,422 shares of Common Stock in the aggregate issued to the Placement Agents in connection with this Offering.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Shares” means the Restricted Shares purchased by the Investors pursuant to the Subscription Agreements, the Restricted Shares underlying the Warrants, and the Restricted Shares underlying the Placement Agent Warrant.

“Registration Statement” means the registration statement(s) required to be filed pursuant to Section 2 hereunder, including the Prospectus, amendments and supplements to the registration statement(s) or Prospectus, including pre- and post-effective amendments, and all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.

“Restricted Shares” means shares of Common Stock, shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of shares of Common Stock, and shares of Common Stock issuable upon exercise, exchange or conversion of any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock (including exercised or unexercised warrants for Common Stock and including the Warrant Shares (as defined in the Subscription Agreements)). As to any particular Restricted Shares held by a Stockholder, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) all such shares of Common Stock have been disposed of pursuant to such effective registration statement, (ii) all such shares of Common Stock are eligible to be sold or distributed pursuant to Rule 144(k) in a single transaction by such Stockholder, or (iii) they shall have ceased to be outstanding.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (including, without limitation, Rule 144A).

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Stockholder” has the meaning set forth in the Preamble to this Agreement.

“Subscription Agreements” means, collectively, the separate Subscription Agreements dated as of July 2, 2007, among the Company, the selling stockholder party thereto, and each of the Investors, as the same may be modified, supplemented or amended from time to time.

“Trading Day” means a day on which the Common Stock is trading on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market.

“Unit Price” has the meaning set forth in the Subscription Agreements.

“Warrants” means the warrants to purchase Common Stock of the Company issued pursuant to the Subscription Agreements, as they may be amended from time to time.

Section 2. Mandatory Registration.

(a) As soon as practicable, but in no event later than the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Shares on Form S-3, in which case the Registration Statement shall be on another appropriate form in accordance with Section 2(e) below). The Registration Statement required hereunder shall contain (except if otherwise directed by the Stockholders) the “Plan of Distribution” attached hereto as Annex A. Each Stockholder agrees to furnish to the Company a completed questionnaire in the form attached to the Agreement as Annex B (an “Electing Holder Questionnaire”) not less than five (5) Trading Days prior to the Filing Date. No Registrable Shares held by any of the Placement Agents shall be included in the Registration Statement if to do so would adversely affect any of the other Stockholders.

Subject to Section 2(b), the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act (unless it becomes effective automatically upon filing) as promptly as possible after the filing thereof (but such effectiveness date shall not be later than the Effectiveness Date), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until such date when there are no longer any Registrable Shares outstanding (the “Effectiveness Period”). The Company shall telephonically request effectiveness of the Registration Statement (unless it becomes effective automatically upon filing) as of 2:00 pm Pacific Time on a Trading Day. The Company shall promptly notify each of the Stockholders via facsimile or email of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission (if possible, otherwise as soon as practicable on the following Trading Day), which shall be the date requested for effectiveness of a Registration Statement (the “Effective Date”), unless the Registration Statement becomes automatically effective upon filing, in which case the “Effective Date” shall be the date on which the Registration Statement was filed. The Company shall, by 6:30 am Pacific Time on the Trading Day immediately after the Effective Date, file a Rule 424(b) prospectus with the Commission.

(b) If: (1) the Registration Statement is not filed on or prior to the Filing Date (it being understood that if the Company files the Registration Statement without affording the Investors the opportunity to review and comment on the same as required by Section 3(c), the Company shall not be deemed to have satisfied Section 2(b)(1)); or (2) the Registration Statement does not become automatically effective or is not declared effective by the Commission on or before the Effectiveness Date, (3) the Company fails to file a Rule 424(b) prospectus in accordance with Section 2(a) above (whether or not such a prospectus is technically required by such rule), (4) after the Effective Date (other than during an Allowable Grace Period) a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Shares for which it is required to be effective or the Investors are not permitted to utilize the Prospectus therein to resell such Registrable Shares, or (5) the Company’s Common Stock is suspended, delisted (including a failure to timely list the Registrable Shares) or fails to be quoted on any Trading Market while Registrable Shares are still held by any Investor (provided that any such suspension, delisting or failure to be quoted which did not directly arise out of or result from any action or inaction of the Company shall not be deemed to be a suspension or delisting for purposes of this clause (5)) (any such failure or breach being referred to as an “Event,” and for purposes of Section 2(b)(1), Section 2(b)(2), Section 2(b)(3), Section 2(b)(4) or Section 2(b)(5) the date on which such breach occurs, and for purposes of Section 2(b)(4) if an Allowable Grace Period applied, the date on which the Allowable Grace Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights or remedies the Investors may have hereunder or under applicable law, each Investor shall receive from the Company, on the Event Date and each thirty (30) day anniversary of the Event Date until the applicable Event is cured, as partial damages and not as a penalty, cash in an amount equal to 1.0% of the Aggregate Purchase Price (as defined in the Subscription Agreements) paid by such Investor pursuant to such Investor’s Subscription Agreement. For purposes of the preceding sentence, the applicable Event shall be deemed to be cured on: (A) in the case of Section 2(b)(1), the date on which such Registration Statement is filed, (B) in the case of Section 2(b)(2), the date on which such Registration Statement becomes effective, (C) in the case of Section 2(b)(3), the date on which such prospectus is filed, (D) in the case of Section 2(b)(4), the date on which such Registration Statement becomes effective again or any Prospectus becomes usable again, as applicable, and (E) in the case of Section 2(b)(5), the date on which the Common Stock is listed or quoted or again listed or quoted on a Trading Market or on which the suspension ends (as the case may be). Such payments shall be made to each Investor in cash not later than three (3) Business Days following the Event Date or end of each thirty (30) calendar day period, as applicable. If an Event is cured prior to any thirty (30) day anniversary of the applicable Event Date, then such payment shall be made to each Investor in cash not later than three (3) Business Days following such cure. If the Company fails to pay any partial damages pursuant to this Section in a timely manner to any Investor, the Company will pay interest thereon at a rate of 1.5% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to such Investor, accruing daily from the date such partial damages are due until such amounts, plus all such interest thereon, are paid in full. The partial damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(c) In the event that, in the good faith judgment of the Company’s Board of Directors, it is advisable to suspend use of an effective Registration Statement or Prospectus therein due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company’s Board of Directors believes public disclosure would be detrimental to the Company, (i) the Company shall notify all Stockholders to such effect, and, upon receipt of such notice, (ii) each of the Stockholders shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement and/or Prospectus until each of such holders has received copies of a supplemented or amended prospectus or until the holders are advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus (such period is referred to herein as a “Grace Period”). Notwithstanding anything to the contrary in this Section 2(c), no Grace Period shall exceed fifteen (15) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of thirty (30) days and no Grace Period may begin until at least six (6) months have passed since any previous Grace Period (regardless of the length of such previous Grace Period) (each, an “Allowable Grace Period”); provided, that no Allowable Grace Period may exist during the first thirty (30) Business Days after the Effective Date of the applicable Registration Statement. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Stockholders receive the notice referred to in (i) above and shall end on and include the later of the date the Stockholders receive the supplemented or amended prospectus or notice (as the case may be) referred to in clause (ii) and the date referred to in such notice.

(d) Notwithstanding anything to the contrary contained in this Agreement but subject to the payment of partial liquidated damages pursuant to Section 2(b), in the event the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company, or in any other manner, such that the Staff or the Commission do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Stockholders participating therein (or as otherwise may be acceptable to each

Stockholder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Stockholders (subject to the priorities set forth in the remainder of this paragraph) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall first reduce or eliminate the shares to be included by the Placement Agents. If, following such reduction, such characterization still exists, the Company shall then reduce the number of shares to be included by all other Stockholders on a pro rata basis (based upon the number of Registrable Shares otherwise required to be included for each such Stockholder) unless the inclusion of shares by a particular Stockholder or a particular set of Stockholders are resulting in the Staff or the Commission’s “by or on behalf of the Company” offering position, in which event the shares held by such Stockholder or set of Stockholders shall be the only shares subject to reduction (and if by a set of Stockholders on a pro rata basis by such Stockholders or on such other basis as would result in the exclusion of the least number of shares by all such Stockholders). In addition, in the event that the Staff or the Commission requires any Stockholder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Stockholder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Shares to be registered on behalf of such Stockholder, until such time as the Staff or the Commission does not require such identification or until such Stockholder accepts such identification and the manner thereof. Following the reduction or elimination of shares to be included by the Placement Agents, any reduction of shares on behalf of the any other Stockholder pursuant to this paragraph will first reduce all Warrant Shares held by such Stockholder. In the event of any reduction in Registrable Shares pursuant to this paragraph, an affected Stockholder (other than a Placement Agent) shall have the right to require, upon delivery of a written request to the Company signed by such Stockholder, the Company to file a registration statement within 30 days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the Commission) for resale by such Stockholder in a manner acceptable to such Stockholder, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for a Registration Statements hereunder, in each case until such time as: (i) all Registrable Shares held by such Stockholder have been registered pursuant to an effective Registration Statement in a manner acceptable to such Stockholder and disposed of thereunder or (ii) the Registrable Shares may be resold by such Stockholder without restriction (including volume limitations) pursuant to Rule 144(k) of the Securities Act (taking account of any Staff position with respect to “affiliate” status) or (iii) such Stockholder agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Stockholder as to all Registrable Shares held by such Stockholder and that have not theretofore been included in a Registration Statement under this Agreement and have been disposed of thereunder (it being understood that the special demand right under this sentence may be exercised by a Stockholder multiple times and with respect to limited amounts of Registrable Shares in order to permit the resale thereof by such Stockholder as contemplated above). Any additional registration statement filed pursuant to this Section 2(d) shall be subject to the provisions of Section 2(b).

(e) In the event that Form S-3 is not available for the registration of the resale of Registrable Shares hereunder, the Company shall (i) register the resale of the Registrable Shares on another appropriate form reasonably acceptable to a majority in interest of the

Investors and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Shares has been declared effective by the Commission.

Section 3. Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of the Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) mail the Electing Holder Questionnaire to each of the Stockholders. No Stockholder shall be entitled to be named as a selling security holder in the Registration Statement as of the Effective Date, and no Stockholder shall be entitled to use the Prospectus for resales of Registrable Shares at any time unless such Stockholder has returned a completed and signed Electing Holder Questionnaire to the Company by the deadline for response as specified in such Electing Holder Questionnaire in accordance with Section 2(a); provided, however, Stockholders shall have at least ten (10) calendar days from the date on which the Electing Holder Questionnaire is first mailed to such Stockholder to return a completed and signed Electing Holder Questionnaire to the Company. The term “Electing Holder” shall mean any Stockholder that has returned a completed and signed Electing Holder Questionnaire to the Company in accordance with this Section 3(a);

(b) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective until all of such Registrable Shares have been disposed of;

(c) furnish, at least five (5) Business Days before filing of the Registration Statement or other registration statement that registers such Registrable Shares, the Prospectus or other prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to the Electing Holders and any counsel of such holders copies of all such documents proposed to be filed which documents shall be subject to review thereof. If any such Registration Statement refers to any Electing Holder by name or otherwise as the holder of any securities of the Company, then such Electing Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Electing Holder, to the effect that the holding by such Electing Holder of such securities is not to be construed as a recommendation by such Electing Holder of the investment quality of the Company’s securities covered thereby or (ii) in the event that such reference to such Electing Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Electing Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time such reference ceases to be required. The Company shall also make all reasonable changes as proposed by any Electing Holder or its counsel. Without limiting Section 5.2 of the Subscription Agreements, in no event shall the Company provide any material, non-public information regarding the Company or any of its Subsidiaries in connection with the registration of any Registrable Shares;

(d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to ensure the inclusion of all Registrable Shares in such applicable registration statement and/or prospectus and as may be necessary to keep such registration statement effective until all of such Registrable Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares; cause the related Prospectus or other prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and respond as promptly as reasonably possible to any comments received from the Commission with respect to such Registration Statement or other registration statement or any amendment thereto;

(e) notify the Electing Holders immediately at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Electing Holders prepare and furnish to such Electing Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) from the date hereof until all of such Registrable Shares have been disposed of, the Company shall (subject to Section 2(c)) promptly take such action as may be necessary, including preparing a post-effective amendment or supplement to the Registration Statement or Prospectus, or any document incorporated therein by reference, so that (i) each of the Registration Statement and any amendment thereto and the Prospectus and any amendment or supplement thereto (and each report or other document incorporated by reference therein in each case) complies in all respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) each of the Prospectus and any amendment or supplement to the Prospectus does not at any time prior to the disposal of all of such Registrable Shares include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) notify in writing the Stockholders participating in such registration and their counsel (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (iv) of the existence of any fact or the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405;

(h) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Stockholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Stockholders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Stockholders; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 3(h);

(i) without limiting Section 3(h), use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Electing Holders to consummate the disposition of such Registrable Shares;

(j) use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest practicable moment;

(k) furnish to the Electing Holders such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Electing Holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(l) in connection with any underwritten offering:

(i) use its best efforts to obtain from its independent certified public accountants comfort letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters and deliver such letters to any applicable underwriters;

(ii) use its best efforts to obtain from its counsel an opinion or opinions in customary form and deliver such opinions to any applicable underwriters;

(iii) issue and deliver customary officer’s and other closing certificates to any applicable underwriters;

(iv) promptly issue to any underwriter to which the Electing Holders may sell shares in such offering, certificates evidencing such Registrable Shares;

(v) the Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the applicable underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment;

(m) if an Electing Holder is or is to be identified by the Commission or the NASD as an “underwriter”, at the request of such Electing Holder, the Company shall (A) furnish to such Electing Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as such Stockholder may reasonably request (i) a comfort letter from the Company’s independent certified public accountants at customary times in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Stockholders, and (ii) an opinion of counsel representing the Company for purposes of such Registration Statement at customary times in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Stockholders, and (B) permit such Electing Holder to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, subject to review by the Company and their counsel after consultation with such holder. Notwithstanding anything herein to the contrary, no Electing Holder shall be designated as an “underwriter” by the Company in any Registration Statement without the consent of such Electing Holder; and

(n) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(o) list such Registrable Shares on any national securities exchange (including the New York Stock Exchange, American Stock Exchange and the Nasdaq Stock Exchange) on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its reasonable best efforts to qualify such Registrable Shares for quotation on the OTC Bulletin Board;

(p) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, but in any event not later than five months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(q) if requested by an Electing Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Electing Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement reasonably requested by such holder;

(r) otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby; and

(s) in connection with the due diligence efforts of any Electing Holder who is or is to be identified as an “underwriter,” the Company shall make available for inspection during business hours and upon reasonable advance request by (i) any Electing Holder, (ii) counsel for such Electing Holder and (iii) one firm of accountants or other agents retained by such Electing Holder (collectively, the “Deemed Underwriter Inspectors”), all Records, as shall be reasonably deemed necessary by each Deemed Underwriter Inspector, and cause the Company’s officers, directors and employees to supply all information which any Deemed Underwriter Inspector may reasonably request.

The Company shall not permit any officer, director, underwriter, broker or any other Person acting on behalf of the Company to use any Free Writing Prospectus in connection with the Registration Statement covering Registrable Shares, without the prior written consent of the holders of a majority of the Registrable Shares, which consent shall not be unreasonably withheld or delayed. Any consent to the use of a Free Writing Prospectus included in an underwriting agreement to which the Electing Holders are parties shall be deemed to satisfy the requirement for such consent. Each Stockholder, upon receipt of any notice from the Company of any event of the kind described in Sections 3(e) or 3(g), shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares, subject to the payment of partial damages otherwise required by Section 2(b), until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(e) or 3(g), and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 4. Expenses.

All expenses incurred by the Company, and all expenses separately incurred by the Stockholders, in complying with their obligations pursuant to the Agreement and in connection with the registration and disposition of Registrable Shares, including, without limitation, all registration and filing fees (including all filing fees incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants and the Stockholder’s counsel shall be paid by the Company, including all underwriting fees and expenses (including legal expenses and expenses of the Company’s other advisors); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall be borne by the Stockholders selling such Registrable Shares in proportion to the number of such Registrable Shares sold by each such holder in the applicable underwritten offering.

Section 5. Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to the Agreement, the Company shall indemnify and hold harmless each

Stockholder, each of such Stockholder’s officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other Person acting on behalf of each Stockholder and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company or relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall promptly reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based solely upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement, Issuer Free Writing Prospectus or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by such Stockholder specifically for use in the preparation thereof or for such Stockholders’ failure to deliver, if required to do so under applicable law, a prospectus, Issuer Free Writing Prospectus or for selling any shares of Common Stock pursuant to such prospectus after the Company has provided to such Stockholder written notice of the Company’s receipt of a stop order relating to such Registration Statement or for selling any shares of Common Stock pursuant to such prospectus after the Stockholder has received written notice pursuant to Sections 3(e) or 3(g) and prior to the Stockholder’s receipt of notification from the Company that such event has been cured or the Stockholder’s receipt from the Company of a corrected prospectus, as applicable, and then only if and to the extent that following the receipt of such corrected prospectus the misstatement or omission giving rise to such loss, claim, damage, liability or action would have been corrected and no grounds for such loss, claim, damage, liability or action would have existed.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to the Agreement, each Electing Holder shall, severally and not jointly, indemnify and hold harmless the Company, each director of the Company, each employee and advisor of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the Stockholders, the Affiliates of each of the foregoing, and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or Issuer Free Writing Prospectus or any document incident to registration or qualification of any Registrable Shares, in each case, to the extent (and only to the extent) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Electing Holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement, document or Issuer Free Writing Prospectus; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each Electing Holder, to an amount equal to the net proceeds actually received by such Electing Holder from the sale of Registrable Shares effected pursuant to such registration that gave rise to such liability.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 5, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. No indemnifying party shall, without the prior written consent of the indemnified party consent to entry of any judgment or enter into any settlement or compromise; provided, however, that if the indemnifying party assumes the defense of a claim, the indemnified party shall consent to any settlement, compromise or discharge of a claim that the indemnifying party may recommend that has as the sole remedy monetary damages, that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such claim, and that has no finding or admission of any violation of any law or regulation or of the rights of any Person and no effect on any other claims that may be made against the indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

(e) Notwithstanding any other provision of this Section 5, in no event will any Electing Holder be required to undertake any liability or obligation under this Section 5 for an aggregate amount in excess of the dollar amount of the net proceeds (after deducting any fees, discounts and commissions applicable thereto) received by such Electing Holder from the sale of such Electing Holder’s Registrable Shares giving rise to such liability or obligation (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission).

(f) The obligations of the Company under this Section 5 shall be in addition to any liability that the Company may otherwise have to any indemnified party and the obligations of any indemnifying party under this Section 5 shall be in addition to any liability that such indemnifying party may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity.

Section 6. Free Writing Prospectus. Each Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to or distributed, and agrees that it will not prepare or have prepared on its behalf or use or refer to or, except as contemplated by the Agreement, distribute, any Free Writing Prospectus with respect to the sale of its Registrable Shares pursuant to the Registration Statement, in each case, without the prior written consent of the Company not to be unnecessarily withheld and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

Section 7. Exchange Act Compliance.

The Company shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The

Company shall cooperate with the Stockholders in supplying such information as may be necessary for the Stockholders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of any legend to the extent that such legend is permitted to be removed in accordance with the terms of Rule 144, the Agreement and the other applicable rules and regulations.

Section 8. Remedies.

The Company acknowledges and agrees that any failure by the Company to comply with its obligations under the Agreement may result in material irreparable injury to the Stockholders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Stockholders or any holder of Registrable Shares may obtain such relief as may be required to specifically enforce the Company’s obligations hereunder. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

Section 9. Benefits of Agreement; Third Party Beneficiaries.

Except as provided herein, the Agreement shall bind and inure to the benefit of the Company, the Stockholders and subject to Section 10, the respective successors and permitted assigns of the Company and the Stockholders.

Section 10. Assignment.

Each Stockholder may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to the Agreement agreeing to be treated as an Stockholder whereupon such purchaser or transferee shall have the benefits and liabilities of, and shall be subject to the restrictions contained in, the Agreement as if such purchaser or transferee was originally included in the definition of an Stockholder herein and had originally been a party hereto.

Section 11. Entire Agreement.

This Agreement, the Subscription Agreements, the Warrants and the other Transaction Documents constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof. This Agreement, the Subscription Agreements and the Warrants supersede all prior agreements and understandings with respect to the subject thereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 12. Other Registration Rights. The Company will not, on or after the date of the Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders in the Agreement or otherwise conflicts with the provisions hereof. The Company shall not permit any securities other than the Registrable Shares to be included in any Registration Statement.

Section 13. Piggyback Registrations. If, at any time during the period in which a Registration Statement is required to be kept effective, there is not an effective Registration Statement covering all of the Registrable Shares and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Shares such Investor requests to be registered; provided, however, that the Company shall not be required to register any Registrable Shares pursuant to this Section 13 that are eligible for resale pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement.

Section 14. Notices.

All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within United States by first-class registered or certified airmail, or nationally recognized overnight express courier (with next day delivery specified), postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt, and shall be delivered as addressed as follows:

(i) if to the Company, to:

Grill Concepts

11661 San Vicente Blvd., Suite 404

Los Angeles, California 90049

Telephone: (310) 820-5559

Facsimile: (310) 820-6530

Email: PhilipGay@thegrill.com

Attention: Mr. Philip Gay

with a copy to:

Michael W. Sanders

20333 S.H. 249, Suite 600

Houston, Texas 77070

Telephone: (832) 446-2599

Facsimile: (832) 446-2424

Email: mws.law@earthlink.net

(ii) if to the Investors or their counsel, to their respective addresses set forth on Annex 1 hereto, or at such other address or addresses as may have been furnished to the Company in writing in accordance with the provisions of this Section 13.

(iii) if to the Placement Agents, to:

Oppenheimer & Co., Inc.

125 Broad Street, 16th Floor

New York, New York 10004

Telephone: (212) 668-8020

Facsimile: (212) 425-2028

Attention: Mr. Henry P. Williams

Email: henry.williams@opco.com

and

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, CA 92660

Telephone: (949) 720-5700

Facsimile: (949) 720-7223

Attention: Joe Schimmelpfennig

Email: jschim@rothcp.com

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive

Suite 1700

Newport Beach, CA 92660

Telephone: (949) 760-9600

Facsimile: (949) 823-6994

Attention: Gary J. Singer, Esq.

Email: gsinger@omm.com

Section 15. Modifications; Amendments; Waivers.

The terms and provisions of the Agreement may not be modified or amended except pursuant to a writing signed by the Company and Stockholders holding at least a majority of all Registrable Shares then outstanding. Any waiver of any provision of the Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver; provided, however, that the holders of a majority of all then outstanding Registrable Shares may grant a waiver on behalf of all Stockholders. Notwithstanding anything to the contrary in this Section 15, (a) no such modification, amendment or waiver shall reduce the percentage of Registrable Shares required to amend or modify the Agreement or the percentage of Registrable Shares required to waive the obligations of the Company or the rights of the Stockholders hereunder without the consent of each Stockholder, and (b) any such modification, amendment or waiver that materially and adversely affects any Stockholder with respect to the rights or obligations in respect of such Stockholder’s Registrable Shares in a manner disproportionate to how it materially and adversely affects the rights or obligations in respect of Registrable Shares of any other Stockholder shall not be effective without the prior written consent of such Stockholder.

Section 16. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In the event that any executed signature page is delivered by facsimile transmission or by an e-mail in a .pdf file, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 17. Headings and Certain Terms.

The headings of the various sections of the Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of the Agreement. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 18. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 19. Severability.

It is the desire and intent of the parties that the provisions of the Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of the Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 20. Independent Nature of Stockholders’ Obligations and Rights.

The obligations of each Stockholder hereunder are several and not joint with the obligations of any other Stockholder hereunder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Stockholder pursuant hereto or thereto, shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Stockholders are in any way acting in concert with respect to such obligations or the transactions contemplated by the Agreement. Each Stockholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of the Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. Each Stockholder has been represented by its own separate legal counsel in their review and negotiation of the Agreement. The Company has elected to provide all Stockholders with the same terms herein for the convenience of the Company and not because it was required or requested to do so by the Stockholders.

Section 21. Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in the Agreement or made pursuant hereto shall remain in full force and effect, and shall survive the transfer and registration of the Registrable Shares of such Stockholder.

Section 22. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

GRILL CONCEPTS

By:
Name:
Title:

Grill - Registration Rights Agreement

PLACEMENT AGENT:

Oppenheimer & Co. Inc., as senior placement agent

By:
Name:
Title:

Grill - Registration Rights Agreement

PLACEMENT AGENT:

Roth Capital Partners, LLC, as co-placement agent

By:
Name:
Title:

Grill - Registration Rights Agreement

INVESTOR:

By:
Name:
Title:

Address:

Telephone:
Facsimile:
Email:

Grill - Registration Rights Agreement